McDERMOTT, WILL & EMERY
                             227 West Monroe Street
                                   Suite 3100
                          Chicago, Illinois 60606-5096








                                                February 22, 2001


Kimball International, Inc.
1600 Royal Street
Jasper, Indiana 47546

         RE:   3,000,000 Shares of Class B Common Stock (par value $0.05)
               for the Kimball International, Inc. Retirement Plan (the "Plan")
               ----------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Kimball International, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of the above captioned securities which may be purchased pursuant to the Plan.

         We have examined or considered:

                  1. A copy of the Company's Amended and Restated Articles of Incorporation.

                  2.       The Restated By-Laws of the Company.

                  3. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

                  4.       A copy of the Plan.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

February 22, 2001
Page 2

         Based on the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Class B Common Stock under the Plan has been duly taken, and the related Class B Common Stock, upon acquisition pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

         We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                                   Very truly yours,


                                                   /s/ McDermott, Will & Emery
                                                   McDermott, Will & Emery

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